As filed with the Securities and Exchange Commission on November 21, 2014.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

RAND LOGISTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-1195343
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Fifth Avenue, 50th Floor
New York, New York 10110
(212) 644-3450 (Telephone)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward Levy
Chief Executive Officer
Rand Logistics, Inc.
500 Fifth Avenue, 50th Floor
New York, New York 10110
(212) 644-3450 (Telephone)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Copies to:
Todd J. Emmerman
Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022
(212) 940-8873 (Telephone)
(212) 940-8776 (Facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (2)(3)	Proposed Maximum Aggregate Offering Price (2)(4)	Amount of Registration Fee (5)
Common Stock, $.0001 par value
Preferred Stock, $.0001 par value
Debt Securities (6)
Depositary Shares (7)
Warrants
Subscription Rights
Stock Purchase Contracts
Units (8)
Total	$75,000,000		$75,000,000	$8,715

(1)
The registrant is registering under this registration statement an indeterminate aggregate principal amount and number of securities of each identified class of securities as the registrant may sell from time to time, which together will have an aggregate initial offering price not to exceed $75,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $75,000,000, less the aggregate dollar amount of all securities the registrant has previously issued under this registration statement. Any securities registered under this registration statement may be sold separately or together with other securities registered under this registration statement. The proposed maximum offering price per class of securities will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered hereunder may be issued directly or upon conversion, exercise or exchange, as applicable, of preferred stock, debt securities, depositary shares, warrants, subscription rights, stock purchase contracts or units registered hereunder. The securities registered hereunder also include such additional indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon such conversion, exchange, or exercise to the extent no separate consideration is received for any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder includes such additional indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
The registrant has not specified, by each class of security listed in the table the amount to be registered, the proposed maximum aggregate offering price per unit or the proposed maximum aggregate offering price pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)
The registrant will determine the proposed maximum aggregate offering price per class of securities from time to time in connection with the registrant’s issuance of the securities registered under this registration statement.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(5)	Calculated pursuant to Rule 457(o) under the Securities Act.

(6)	The debt securities may consist of one or more series of senior debt securities or subordinated debt securities as described in the applicable prospectus supplement.

(7)	Each depositary share will be issued under a deposit agreement, will represent a fractional interest in a share of a class or series of preferred stock, and will be evidenced by a depositary receipt.

(8)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more of the listed securities, which may or may not be separable from one another.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept your offer to buy any of them until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 21, 2014

PROSPECTUS

RAND LOGISTICS, INC.

$75,000,000

Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Subscription Rights
Stock Purchase Contracts
Units

Rand Logistics, Inc. (“we,” “us,” “our” or the “Company”) may offer, issue and sell, from time to time, in one or more offerings, the securities described in this prospectus. The total aggregate offering price for these securities will not exceed $75,000,000.

These securities may be offered or sold to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continued or delayed basis. We will provide the names of any such agents and underwriters used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such agents and/or underwriters in connection with the sale of these securities, in the applicable prospectus supplement.

This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. These securities cannot be sold unless this prospectus is accompanied by a prospectus supplement. You should carefully read this prospectus, any post-effective amendment and any prospectus supplement, as well as any documents we have incorporated into this prospectus by reference, before you invest in any of these securities.

The principal executive offices of Rand Logistics, Inc. are located at 500 Fifth Avenue, 50th Floor, New York, NY 10110, and the telephone number is (212) 644-3450.

Our common stock is listed on The NASDAQ Capital Market under the symbol “RLOG.” On November 19, 2014, the closing price of our common stock on The NASDAQ Capital Market was $4.68 per share.

Investing in the securities involves a number of risks. Before buying our securities, you should carefully consider the risks described under the caption “Risk Factors” beginning on page 4 of this prospectus, in the documents incorporated by reference into this prospectus, and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated             , 2014.

Table of Contents
 Page

ABOUT THIS PROSPECTUS	2
WHERE YOU CAN FIND MORE INFORMATION	3
INFORMATION INCORPORATED BY REFERENCE	3
RISK FACTORS	4
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
OUR BUSINESS	5
USE OF PROCEEDS	6
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS	6
DESCRIPTION OF THE SECURITIES WE MAY OFFER	7
Description of Common Stock	7
Description of Preferred Stock	9
Description of Senior and Subordinated Debt Securities	11
Senior Debt Securities	13
Subordinated Debt Securities	16
Description of Depositary Shares	18
Description of Warrants	19
Description of Subscription Rights	20
Description of Stock Purchase Contracts	21
Description of Units	21
PLAN OF DISTRIBUTION	22
LEGAL MATTERS	24
EXPERTS	24

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read the information in this prospectus and the applicable prospectus supplement together with the additional information incorporated by reference herein as provided for under the heading “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained or incorporated by reference in this prospectus or in any prospectus supplement is accurate as of its date only.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or will be described in a prospectus supplement and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the securities to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. For further information about us and our common stock, you may refer to the registration statement.

You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement or any reports, statements or other information in the files at the public reference room at the SEC’s principal office at 100 F Street NE, Washington, D.C., 20549. You may request copies of these documents, for a copying fee, by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our filings, including the registration statement, will also be available to you on the Internet website maintained by the SEC at http://www.sec.gov.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will file annual, quarterly and current reports, proxy statements and other information with the SEC. You can request copies of these documents, for a copying fee, by writing to the SEC. These reports, proxy statements and other information will also be available on the Internet website of the SEC referred to above and our website www.randlogisticsinc.com (which is not part of this prospectus). We intend to furnish our stockholders with annual reports containing financial statements audited by our independent registered public accountant.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this document information that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed with the SEC. Any information incorporated by reference is considered part of this prospectus. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the following documents or information filed with the SEC:

(1)	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2014, filed with the SEC on June 12, 2014 and our Annual Report on Form 10-K/A, filed on July 29, 2014;

(2)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2014 and September 30, 2014, filed with the SEC on August 7, 2014 and November 6, 2014, respectively;

(3)
Our Current Reports on Form 8-K, filed with the SEC on May 27, 2014, July 8, 2014, September 22, 2014, October 20, 2014, October 29, 2014, November 7, 2014, November 20, 2014 and November 21, 2014; and

(4)
The description of our common stock, par value $.0001 per share, contained in the Registration Statement on Form 8-A filed with the SEC on March 5, 2007, including any amendments thereof updating the description of common stock contained therein; and

(5)	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 29, 2014, as supplemented on September 24, 2014 and November 7, 2014.

We also incorporate by reference into this prospectus all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (excluding any information furnished but not filed) and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. Those documents include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person (including any beneficial owner) to whom this prospectus is delivered. To request a copy of any or all of these documents, you should write or telephone us at: Rand Logistics, Inc., 500 Fifth Avenue, 50th Floor, New York, New York 10110, (212) 644-3450. In addition, each document incorporated by reference is readily accessible on our website at https://www.randlogisticsinc.com/. The information found on our website is not incorporated by reference in this prospectus as a result of the preceding cross-reference.

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the other information set forth in this prospectus, before deciding whether to invest in any of our securities, you should consider carefully the risks, uncertainties and other factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference into this prospectus, as the same may be updated, supplemented or superseded from time to time by our future filings under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.”  Any of these risks, uncertainties and other factors could materially and adversely affect our business, financial condition, results of operations, cash flows or prospects. In that case, the market price of our securities could decline, and you may lose all or part of your investment in our securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.  See also “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and other documents we file with the SEC contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements concerning our expected results of operations, financial resources or our projected plans for the expansion of our business, as well as other estimates relating to future operations.  Words or phrases of expectation or uncertainty like “expect,” “believe,” “continue,” “anticipate,” “estimate,” “may,” “will,” “could,” “opportunity,” “future,” “project,” variations of such words and similar expressions are intended to identify “forward-looking statements” although not all forward-looking statements contain these identifying words.

Statements that are not historical facts are based on our current expectations, beliefs, assumptions, estimates, forecasts and projections for our business and the industry and markets in which we compete.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements.  Such forward-looking statements include statements made by us with respect to:

•	future acquisitions of vessels or businesses;

•	capital expenditures;

•	our ability to service Lower Lakes’ indebtedness;

•	the availability of debt and equity financing;

•	general economic conditions;

•	the Great Lakes shipping market in general;

•	trends that affect us or our assets;

•	fuel prices; and

•
the anticipated performance of our assets and of acquired vessels and businesses, including, without limitation, statements regarding anticipated revenues, cash flows, funds from operations, operating or profit margins and sensitivity to economic downturns or anticipated growth or improvements in any of the foregoing.

We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  In addition, we advise you that the factors listed in the “Risk Factors” section beginning on page 4, as well as other factors we have not currently identified, could affect our financial or other performance and could cause our actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods or events in any forward-looking statement.  We will not undertake and specifically decline any obligation to publicly release revisions to these forward-looking statements to reflect either circumstances after the date of the statements or the occurrence of events which may cause us to re-evaluate our forward-looking statements, except as may be required by law.

OUR BUSINESS

Company Overview

Rand (formerly Rand Acquisition Corporation) was incorporated in the State of Delaware on June 2, 2004 as a blank check company to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business.

On March 3, 2006, we acquired all of the outstanding shares of capital stock of Lower Lakes Towing Ltd., which we refer to as Lower Lakes Towing, a Canadian corporation which, with its subsidiary Lower Lakes Transportation Company, we refer to as Lower Lakes Transportation, provides bulk freight shipping services throughout the Great Lakes region. As part of the acquisition of Lower Lakes, we also acquired Lower Lakes’ affiliate, Grand River Navigation Company, Inc., which we refer to as Grand River.  Prior to this acquisition we did not conduct, or have any investment in, any operating business.  Subsequent to the acquisition, we have added ten vessels to our fleet through acquisition transactions and we retired two smaller vessels.

Our shipping business is operated in Canada by Lower Lakes Towing and in the United States by Lower Lakes Transportation. Lower Lakes Towing was organized in March 1994 under the laws of Canada to provide marine transportation services to dry bulk goods suppliers and purchasers operating in ports on the Great Lakes that were restricted in their ability to receive larger vessels. Lower Lakes has grown from its origin as a small tug and barge operator to a full service shipping company with a fleet of sixteen cargo-carrying vessels.  We have grown to become one of the largest bulk shipping companies operating on the Great Lakes and the leading service provider in the River Class market segment, which we define as vessels less than 650 feet in overall length.  Lower Lakes services approximately 50 customers in a diverse array of end markets by shipping dry bulk commodities such as construction aggregates, coal, grain, iron ore and salt.

We believe that Lower Lakes is the only company providing significant domestic port-to-port services within both Canada and the United States in the Great Lakes region.  Lower Lakes maintains this operating flexibility by operating both U.S. and Canadian flagged vessels in compliance with the Shipping Act, 1916, and the Merchant Marine Act, 1920, commonly referred to as the Jones Act, in the U.S., and the Coasting Trade Act (Canada) in Canada.

Lower Lakes’ fleet consists of five self-unloading bulk carriers and four conventional bulk carriers in Canada and seven self-unloading  bulk carriers in the U.S., including four tug and barge units. Lower Lakes Towing owns all nine of the Canadian vessels.  Lower Lakes Transportation time charters the seven U.S. vessels, including the four tug and barge units, from Grand River. With the exception of one barge (which Grand River bareboat charters from an unrelated third party) and two of the tug and barge units (which Grand River bareboat charters from our indirect wholly-owned subsidiary, Black Creek Shipping Company, Inc., which we refer to as Black Creek), Grand River owns the vessels that it time charters to Lower Lakes Transportation.

Lower Lakes is a leading provider of River Class bulk freight shipping services throughout the Great Lakes, operating more than one-half of all River Class vessels and boom-forward equipped vessels servicing the Great Lakes.  River Class vessels represent the smaller end of Great Lakes vessels, with maximum dimensions of approximately 650 feet in length and 72 feet in beam and carrying capacities of 15,000 to 20,000 tons, and are ideal for customers seeking to move significant quantities of dry bulk product to or from ports which restrict non-River Class vessels due to size and capacity constraints.  Boom forward self-unloading vessels - those with their booms located in front of the cargo holds – offer greater accessibility for delivery of cargo to locations where only forward access is possible. Six of the vessels used in Lower Lakes’ operations are boom forward self-unloaders and six vessels are boom aft self-unloaders.

USE OF PROCEEDS

Unless we indicate a different use in an accompanying prospectus supplement, the net proceeds from our sale of the offered securities may be used for:

•	debt reduction or debt refinancing;

•	investments in or advances to subsidiaries;

•	expanding existing businesses, acquiring businesses or investing in other business opportunities;

•	repurchase of shares of our common stock or other securities;

•	capital expenditures; and

•	general corporate purposes.

Until the net proceeds have been used, we may invest the net proceeds in short-term, investment grade, interest bearing instruments.

The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table shows our ratio of consolidated earnings to fixed charges for the six months ended September 30, 2014 and each of our last five fiscal years:

	Six Months ended September 30,	Fiscal Year ended March 31,
	2014	2014	2013	2012	2011	2010

Ratio of earnings to fixed charges	2.18	2.16	1.70	2.57	2.09	2.35
Ratio of earnings to combined fixed charges and preference security dividends	2.00	1.31	1.32	2.03	1.49	1.65

For the purpose of computing the above ratios, (i) earnings consists of pre-tax income from continuing operations, plus fixed charges, amortization of capitalized interest, distributed income of equity investees and our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, less interest capitalized, preference security dividend requirements of our consolidated subsidiaries and any non-controlling interest in the pre-tax income of our subsidiaries that have not incurred fixed charges, (ii) fixed charges consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, an estimate of the interest within rental expense and preference security dividend requirements of our consolidated subsidiaries and (iii) preference security dividends mean the amount of pre-tax earnings that is required to pay the dividends on our outstanding preference securities.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, senior and subordinated debt securities, depositary shares, warrants, subscription rights, stock purchase contracts and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. We will also set forth in the applicable prospectus supplement a description of the securities that may be offered under this prospectus. The applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and/or other offering material relating to such offering. You should read the applicable prospectus supplement relating to the securities being offered pursuant to this prospectus and any other offering materials that we may provide.

Description of Common Stock

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, shares of our common stock, par value $.0001 per share, as set forth in the applicable prospectus supplement. The following summary of our common stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our amended and restated certificate of incorporation and second amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus, as well as applicable provisions of the Delaware General Corporation Law (“DGCL”). You should carefully consider the actual provisions of our amended and restated certificate of incorporation and bylaws as well as relevant portions of the DGCL.

General

We are authorized to issue 50,000,000 shares of common stock, par value $.0001. As of the date of this registration statement of which this prospectus forms a part, 18,010,147  shares of common stock were issued and outstanding, with 479,785 shares of common stock reserved for issuance upon exercise of issued and outstanding stock options and 2,419,355 shares of common stock reserved for issuance upon the conversion of our Series A convertible preferred stock.

Voting

Our stockholders, including holders of our Series A convertible preferred stock (on an as-converted basis), are entitled to one vote for each share held of record on all matters to be voted on by stockholders.  There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Classified Board of Directors; Vacancies

Our amended and restated certificate of incorporation provides that our board of directors will be divided into three classes of even number or nearly even number, with each class elected for staggered three-year terms expiring in successive years. Any effort to obtain control of our board of directors by causing the election of a majority of the board of directors may require more time than would be required without a staggered election structure. Any director elected to fill a vacancy, including a vacancy created by increasing the size of the Board, will hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor shall have been duly elected and qualified.  No decrease in the number of directors will shorten the term of any incumbent director.  These provisions may have the effect of slowing or impeding a third party from initiating a proxy contest, making a tender offer or otherwise attempting a change in the membership of our board of directors that would effect a change of control.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends on our common stock in the near future. The payment of dividends in the future will be contingent upon our revenues, earnings, capital requirements and general financial condition. The payment of dividends is within the discretion of our board of directors. Other than dividends which our board of directors may determine to pay on our preferred stock, it is the present intention of our board of directors to retain all earnings for future investment and use in our business operations. Accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future on our common stock. In addition, no dividends may be declared or paid on our common stock unless all accrued dividends on our preferred stock have been paid.

Liquidation

After satisfaction of the liquidation preferences of all securities ranking senior to our common stock, the holders of common stock will share with each other on an equal basis in any assets available for distribution to holders of shares of capital stock upon liquidation.

Conversion and Preemptive Rights

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Listing of Stock

Our common stock is listed on the NASDAQ Capital Market under the trading symbol “RLOG”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Limitation on Directors’ Liability

Our amended and restated certificate of incorporation provides that no director will be personally liable to Rand or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that this limitation on or exemption from liability is not permitted by the Delaware General Corporation Law and any amendments to that law.  As currently enacted, the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•           any breach of the director’s duty of loyalty to the corporation or its stockholders;

•           acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•           payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•           any transaction from which the director derived an improper personal benefit.

The principal effect of this limitation on liability provision is that a stockholder will be unable to recover monetary damages against a director for breach of fiduciary duty unless the stockholder can demonstrate that one of the exceptions listed in the Delaware General Corporation Law applies. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the Federal securities laws. Our amended and restated certificate of incorporation does not eliminate our directors’ fiduciary duties. The inclusion of this provision in the amended and restated certificate of incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited Ran and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director’s breach of his or her fiduciary duties.

The Delaware General Corporation Law provides that a corporation may indemnify its directors and officers as well as its other employees and agents against judgments, fines, amounts paid in settlement and expenses, including attorneys’ fees, in connection with various proceedings, other than an action brought by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of an action brought by or in the right of the corporation, except that indemnification in such a case may only extend to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Our amended and restated certificate of incorporation provides that we will indemnity our directors to the fullest extent permitted by Delaware law. Under these provisions and subject to the Delaware General Corporation  Law, Rand will be required to indemnify its directors for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s  position with Rand or another entity that the director serves as a director, officer, employee or agent at Rand’s request, subject to various conditions, and to advance funds to Rand’s  directors before final disposition of such proceedings to enable them to defend against such proceedings. To receive indemnification, the director must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in the best interest of Rand.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

Provisions of Delaware law and our amended and restated certificate of incorporation and second amended and restated bylaws could make the following more difficult:

•           the acquisition of us by means of a tender offer;

•           the acquisition of us by means of a proxy contest or otherwise; or

•           the removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Delaware Anti-Takeover Law.  We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

No Cumulative Voting.  Our amended and restated certificate of incorporation and second amended and restated bylaws do not provide for cumulative voting in the election of directors.

Undesignated Preferred Stock.  The authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of us.

Unissued Common Stock.  While our unissued shares of common stock are not designed to deter or prevent a change of control, under some circumstances we could use our additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who mii side with our board of directors in opposing a hostile takeover bid.

Description of Preferred Stock

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, preferred stock, par value $.0001 per share, as set forth in the applicable prospectus supplement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our amended and restated certificate of incorporation and second amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus, applicable provisions of the DGCL, and the certificate of designations relating to the particular series of preferred stock (which we will file with the SEC in connection with the issuance of that series of preferred stock). You should carefully consider the actual provisions of our amended and restated certificate of incorporation and bylaws as well as relevant portions of the DGCL.

Under our amended and restated certificate of incorporation, we are authorized to issue up to 1,000,000 shares of preferred stock, par value $.0001 per share. As of November 21, 2014, 300,000 shares of our Preferred Stock had been designated as Series A convertible preferred stock and all of such shares of Series A convertible preferred stock were issued and outstanding.

Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more classes or series of preferred stock.  Unless required by law or by any stock exchange on which our common stock is listed in the future, the authorized shares of preferred stock will be available for issuance at the discretion of our board of directors without further action by our stockholders.  Our board of directors is authorized to determine, with respect to any class or series of preferred stock, the terms and rights of that series including:

•	the designation of the series;

•	the number of shares of the series;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate, if any, of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•
whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates and provisions for any adjustments to such prices or rates, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•
the ranking of such series with respect to dividends and amounts payable on our liquidation, dissolution or winding-up, which may include provisions that such series will rank senior to our common stock with respect to dividends and those distributions;

•	restrictions on the issuance of shares of the same series or any other class or series; and

•	voting rights, if any, of the holders of the series.

The issuance of preferred stock could adversely affect, among other things, the voting power of holders of common stock and the likelihood that stockholders will receive dividend payments and payments upon our liquidation, dissolution or winding up. The issuance of preferred stock could also have the effect of delaying, deferring or preventing a change in control of us. See “ —Anti-Takeover Effects of Provisions of the Delaware General Corporate Law and our Certificate of Incorporation” above.

The particular terms of any series of preferred stock, and the transfer agent and registrar for that series, will be described in a prospectus supplement. All preferred stock offered will, when issued against full payment of their purchase price, be fully paid and non-assessable. If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.

Series A Convertible Preferred Stock

General.  Our Certificate of Designation of Series A convertible preferred stock authorizes us to issue up to 300,000 shares designated as “Series A Convertible Preferred Stock”.

Rank.  The shares of our Series A convertible preferred stock rank senior to all of our currently outstanding classes of stock with respect to liquidation and dividends.

Voting.  The shares of our Series A convertible preferred stock vote on an as-converted basis with our common stock.  In addition, holders of the Series A convertible preferred stock have a separate vote over certain material transactions or changes which we may wish to effect including: the creation of any new class of preferred stock which would have a preference over, or be on parity with, the Series A convertible preferred stock with respect to dividends or upon liquidation of the Company; the repurchasing or redemption of shares of common stock or junior preferred stock (or securities convertible into or exchangeable for shares of common stock or junior preferred stock), other than the warrants issued in connection with our initial public offering and certain shares held by employees; any increase in the number of authorized shares of Series A convertible preferred stock; any merger or consolidation where we are not the surviving entity or where our stockholders do not own a majority of the surviving entity; and any sale of all or substantially all of our assets.

Dividend.  The shares of our Series A convertible preferred stock are entitled to receive a cash dividend at the annual rate of 7.75%, payable quarterly (subject to increases of 0.5% for each six month period in respect of which the dividend is not timely paid, up to a maximum of 12%, provided, and subject to reversion to 7.75% upon payment of all accrued but unpaid dividends).

Conversion by Holders.  The shares of our Series A convertible preferred stock are convertible into shares of our common stock at any time at the option of the holders thereof based on a conversion price of $6.20 per share (subject to certain adjustments).

Conversion by the Company.  The shares of our Series A convertible preferred stock are convertible into shares of our common stock (based on a conversion price of $6.20 per share, subject to certain adjustments) at our option if the trading price of our common stock for 20 trading days within any 30 trading day period equals or exceeds $8.50 per share (subject to adjustment in the event of stock splits, reverse stock splits, stock dividends, recapitalizations and similar events).

Redemption.  The Series A convertible preferred stock may be redeemed by us in connection with a merger or acquisition transaction which results in a change of control, or a sale of all or substantially all of our assets. Such a redemption shall be at a price per share equal to $50.00 (subject to proportionate adjustment in the event of any combinations, divisions or similar recapitalizations affecting the Series A convertible preferred stock), plus 105% of accrued and unpaid dividends on such shares.

Description of Senior and Subordinated Debt Securities

General

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities from time to time in one or more series, as set forth in the applicable prospectus supplement. We may issue senior debt securities or subordinated debt securities under separate indentures, which may be supplemented or amended from time to time following their execution. Senior debt securities would be issued under a senior indenture and subordinated debt securities would be issued under a subordinated indenture. The senior indenture and subordinated indenture are referred to individually in this prospectus as the indenture, and collectively as the indentures.

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you will be one of our unsecured creditors.

The following is a description of the material features, terms and provisions of debt securities that we may offer. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indentures, forms of which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus, and any supplemental indentures. The indentures, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures or supplemental indenture. Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements. You should carefully consider the actual provisions of the indentures and any supplemental indentures.

The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is permitted or mandatory, whether at the option of the holder or at our option, as may be set forth in the indentures or any supplement or amendment thereto. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment. Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount.

The applicable prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will, to the extent applicable, include:

•	the title and form of the debt securities;

•	the ranking of the debt securities as compared to other debt;

•	the aggregate principal amount of the debt securities or the series of which they are a part and the denominations in which we may issue the debt securities;

•
the person or persons to whom any principal or interest on a debt security of the series will be paid, the date or dates on which we must repay the principal, and the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the rate or rates at which the debt securities will bear interest, the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the terms and conditions on which the debt securities may be convertible into other securities or may be redeemed, if at all;

•	whether the debt securities are entitled to the benefit of any sinking fund;

•	the identity of the trustee;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•
the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	whether the debt securities are defeasible and the terms of such defeasance;

•
any addition to or change in the events of default applicable to the debt securities and any right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable; and

•	other terms of the debt securities, including terms, procedures and limitations relating to the exchange and transfer of the debt securities.

             Unless otherwise specified in the applicable prospectus supplement, we will issue the senior and subordinated debt securities in fully registered form without coupons. You will not be required to pay a service charge for any transfer or exchange of senior and subordinated debt securities, but we may require payment of any taxes or other governmental charges.

If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any debt securities offered under this prospectus will also be described in the applicable prospectus supplement.

Senior Debt Securities

The senior debt securities will be our direct, unsecured general obligations, will constitute senior indebtedness, and will have the same rank as our other senior indebtedness. For a definition of “senior indebtedness,” see “Subordinated Debt Securities — Subordination” below.

Events of Default. Unless otherwise specified in the applicable prospectus supplement, any of the following events will be an event of default for any series of senior debt securities:

•	default in the payment of interest on any senior debt security of that series and the continuance of that default for 30 days;

•	default in the payment of principal of, or premium, if any, on, any senior debt security of that series at maturity;

•	default in the deposit of any sinking fund payment applicable to any senior debt security of that series and the continuance of that default for five days;

•	failure by us for 60 days after notice to perform any of the other covenants or warranties in the senior indenture applicable to that series;

•	specified events of bankruptcy, insolvency, or reorganization; and

•	any other event of default specified with respect to senior debt securities of that series.

            If any event of default with respect to senior debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series will be entitled to declare the principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all senior debt securities of that series to be due and payable immediately. No such declaration will be required upon specified events of bankruptcy, insolvency or reorganization. Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of that series will be entitled to annul the declaration.

We will describe in the applicable prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount senior debt securities upon an event of default.

Subject to the duty to act with the required standard of care during a default, the trustee will not be obligated to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of senior debt securities, unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Unless otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of outstanding senior debt securities of any series will be entitled to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee will be entitled to decline to act if the direction is contrary to law or the senior indenture.

Unless otherwise specified in the applicable prospectus supplement, we will be required to file annually with the trustee a certificate of no default or specifying any default that exists.

Defeasance and Covenant Defeasance. Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect:

•	defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any senior debt securities of that series then outstanding; and/or

•	covenant defeasance, which would release us from our obligations under specified covenants and the consequences of the occurrence of an event of default resulting from a breach of these covenants.

To make either of the above elections, we will be required to deposit in trust with the trustee money and/or U.S. government obligations (as defined below) or, with respect to senior debt securities denominated in a foreign currency, foreign government obligations (as defined below) which, through the payment of principal and interest in accordance with their terms, will provide sufficient money, without reinvestment, to repay in full those senior debt securities.

As used in the senior indenture, “U.S. government obligations” are:

•
direct obligations of the U.S. or of an agency or instrumentality of the U.S., in either case that are guaranteed as full faith and credit obligations of the U.S. and that are not redeemable by the issuer; and

•	certain depositary receipts with respect to obligations referred to in clause immediately above.

As used in the senior indenture, “foreign government obligations” are direct obligations of a foreign government or governments or of an agency or instrumentality of such foreign government or governments, in either case that are guaranteed as full faith and credit obligations of such foreign government or governments and that are not redeemable by the issuer.

As a condition to defeasance or covenant defeasance, we will be required to deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance, but not covenant defeasance, will be required to refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable federal income tax law.

If we exercise our covenant defeasance option with respect to a particular series of senior debt securities, then even if there were a default under the related covenant, payment of those senior debt securities would not be accelerated. We will be entitled to exercise our defeasance option with respect to a particular series of senior debt securities, even if we previously had exercised our covenant defeasance option. If we were to exercise our defeasance option, payment of those senior debt securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those senior debt securities. This is because the required deposit of money and/or U.S. government obligations in the defeasance trust will be based upon scheduled cash flows, rather than market value, which will vary depending upon interest rates and other factors.

Modification and Waiver. Unless otherwise specified in the applicable prospectus supplement, we, together with the trustee, will be entitled to enter into supplemental indentures without the consent of the holders of senior debt securities to:

•	evidence the assumption by another person of our obligations;

•	add covenants for the benefit of the holders of all or any series of senior debt securities;

•	add any additional events of default;

•	add to or change the senior indenture to permit or facilitate the issuance of debt securities in bearer form;

•
add to, change or eliminate a provision of the senior indenture if such addition, change or elimination does not apply to a senior debt security created prior to the execution of such supplemental indenture, or modify the rights of a holder of any senior debt security with such provision;

•	secure any senior debt security;

•	establish the form or terms of senior debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee; or

•
cure any ambiguity or correct any inconsistency in the senior indenture or make other changes, provided that any such action does not adversely affect the interests of the holders of senior debt securities of any affected series in any material respect.

Unless otherwise specified in the applicable prospectus supplement, other amendments and modifications of the senior indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the outstanding senior debt securities affected by the amendment or modification. No modification or amendment will be permitted to, however, without the consent of the holder of each outstanding senior debt security affected:

•	change the stated maturity of the principal of or any installment of principal or interest, if any, on any such senior debt security;

•	reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such senior debt security or the principal amount due upon acceleration of an original issue discount security;

•	change the place or currency of payment of principal of (or premium, if any) or the interest, if any, on such senior debt security;

•	impair the right to sue for the enforcement of any such payment on or with respect to any such senior debt security;

•	reduce the percentage of holders of senior debt securities necessary to modify or amend the senior indenture; or

•	modify the foregoing requirements or reduce the percentage of outstanding securities necessary to waive compliance with certain provisions of the senior indenture or for waiver of certain defaults.

The holders of at least a majority of the aggregate principal amount of the outstanding securities of any series will be entitled to, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of the senior indenture and waive any past default under the senior indenture, except a default in the payment of principal, premium or interest or in the performance of certain covenants.

Consolidation, Merger, and Sale of Assets. We may, without the consent of the holders of any senior debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person, or permit another corporation to merge into us, as long as:

•	the successor is a person organized under U.S. law;

•	the successor, if not us, assumes our obligations on the senior debt securities and under the senior indenture;

•	after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	other specified conditions are met.

Subordinated Debt Securities

The subordinated debt securities will be our direct, unsecured general obligations. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness — and, in certain circumstances described below relating to our dissolution, winding-up, liquidation, or reorganization — to all other financial obligations. Unless otherwise specified in the applicable prospectus supplement, the amount of debt, including senior indebtedness, or other financial obligations we may incur will not be limited.

Unless otherwise specified in the applicable prospectus supplement, the maturity of the subordinated debt securities will be subject to acceleration only upon our bankruptcy or reorganization. See “— Events of Default” below.

Subordination. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness and, under certain circumstances described below, to all other financial obligations.

As used in this prospectus, “senior indebtedness” means the principal of, premium, if any, and interest on all indebtedness for money borrowed by us or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind. Senior indebtedness, however, does not include indebtedness that is stated in its terms to not be superior to, or to have the same rank as, the subordinated debt securities.

As used in this prospectus, “other financial obligations” means all indebtedness of the Company for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements, except obligations that constitute senior indebtedness and except obligations that are expressly stated in their terms to have the same rank as, or to not rank senior to, the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the subordinated securities.

Unless otherwise specified in the applicable prospectus supplement, no payments on account of principal (or premium, if any) or interest, if any, in respect of the subordinated debt securities will be permitted to be made if:

•
there shall have occurred and be continuing a default in the payment of principal of (or premium, if any) or interest on senior indebtedness or an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof; or

•	any judicial proceeding shall be pending with respect to any such default in payment or event of default.

In addition, unless otherwise specified in the applicable prospectus supplement, upon our dissolution, winding-up, liquidation or reorganization, we will be required to pay to the holders of senior indebtedness the full amounts of principal of, premium, if any, and interest, if any, on the senior indebtedness before any payment or distribution is made on the subordinated debt securities. If, after we have made those payments on the senior indebtedness, amounts are available for payment on the subordinated debt securities and creditors that hold other financial obligations have not received their full payments, then we will first be required to use amounts available for payment on the subordinated debt securities to pay in full all other financial obligations before we may make any payment on the subordinated debt securities.

Events of Default. Unless otherwise specified in the applicable prospectus supplement, an event of default under the subordinated indenture with respect to subordinated debt securities of any series will occur upon certain events in bankruptcy, insolvency or reorganization involving us and any other event of default regarding that series of debt securities. If an event of default in connection with any outstanding series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series will be entitled to declare the principal amount due and payable immediately. Subject to certain conditions, the holders of a majority of the principal amount of subordinated debt securities of a series will be entitled to rescind and annul any such declaration of acceleration.

In addition, the subordinated indenture may provide for defaults, which are not events of default and do not entitle the holders to accelerate the principal of the subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement, the following will constitute defaults under the subordinated indenture with respect to subordinated debt securities of a series:

•	our failure to pay principal of, or any premium on, any debt security of that series when the payment is due;

•	our failure to pay any interest on any debt security of that series when the interest payment is due, and continuance of this default for 30 days;

•
our default in the performance, or breach, of any of our covenants or warranties in the subordinated indenture, other than a covenant or warranty included in the subordinated indenture solely for the benefit of a different series of subordinated debt securities, which has continued for 60 days after we have been given written notice of the default as provided in the subordinated indenture; and

•	any other default regarding that series of debt securities.

Defeasance and Covenant Defeasance. Unless otherwise specified in the applicable prospectus supplement, we will be permitted to elect defeasance and/or covenant defeasance under the same terms described above under “Senior Debt Securities—Defeasance and Covenant Defeasance.”

Modification and Waiver. Unless otherwise specified in the applicable prospectus supplement, the terms for amendment or modification of the subordinated indenture and waiver of compliance with certain provisions or past defaults under the subordinated indenture will be the same as those described above under “Senior Debt Securities—Modification and Waiver.” Additionally, unless otherwise specified in the applicable prospectus supplement, no modification or amendment to the subordinated indenture will be permitted to, without the consent of the holder of each outstanding subordinated debt security affected, modify the subordination provisions of the subordinated debt securities of any series in a manner adverse to the holders of the subordinated debt securities.

Consolidation, Merger, and Sale of Assets. Unless otherwise specified in the applicable prospectus supplement, we will be entitled to, without the consent of the holders of any subordinated debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into the Company under the same terms described above under “Senior Debt Securities—Consolidation, Merger, and Sale of Assets.”

Regarding the Trustee

Unless otherwise specified in the applicable prospectus supplement, the right of the trustee to obtain payment of claims or secure its claims will be limited, should it become our creditor.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest (within the meaning of the Trust Indenture Act of 1939, as amended), the trustee will be required to either eliminate the conflict or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act of 1939, as amended, and the applicable indenture.

The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under either of the indentures.

Governing Law

The senior indenture, the subordinated indenture, the senior debt securities, and the subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Description of Depositary Shares

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, fractional interests in shares of a particular class or series of our preferred stock, rather than full shares of preferred stock, as set forth in the applicable prospectus supplement. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular class or series of preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and preferred stock, as well as the form of the deposit agreement, which we will file with the SEC in connection with the issuance of the depositary shares, and our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus. You should carefully consider the actual provisions of these documents.

The shares of any class or series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related class or series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by an agreement between us and the depositary. Unless otherwise provided in the applicable prospectus supplement or required by law, a deposit agreement may be terminated by either the depositary or us only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed; or

•
there has been a final distribution on the preferred stock of the relevant class or series in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts evidencing the depositary shares.

If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any depositary shares offered under this prospectus will also be described in the applicable prospectus supplement.

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary associated with the initial deposit and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges, and any other charges that are stated to be their responsibility in the deposit agreement.

The depositary will forward to the holders of depositary shares all reports and communications that it receives from us, and that we are required to furnish to the holders of the preferred stock.

Description of Warrants

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, warrants in one or more series to purchase common stock, preferred stock, depositary shares, or any combination of those securities, as set forth in the applicable prospectus supplement. In addition, warrants may be attached to or separate from the underlying securities. We may issue series of warrants under a separate warrant agreement between us and a warrant agent. The following summary outlines some of the general terms and provisions of the warrants that we may issue from time to time. Specific terms of a series of warrants and any related warrant agreement will be stated in the applicable prospectus supplement. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the warrants and any related warrant agreement, which we will file with the SEC in connection with the issuance of that series of warrants. You should carefully consider the actual provisions of the warrants and any related warrant agreement.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased and the form of consideration that may be used to exercise the warrants;

•	the date on which the right to exercise the warrants shall commence and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	the terms of any mandatory or option call provisions;

•	whether the warrants are to be issued in registered or bearer form;

•	whether the warrants are extendible and the period or periods of such extendibility;

•	the identity of any warrant agent; and

•	other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Any material U.S. federal income tax consequences and other special considerations with respect to any warrants offered under this prospectus will also be described in the applicable prospectus supplement.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Description of Subscription Rights

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, subscription rights to purchase shares of our common stock or preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the subscription rights does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the subscription rights set forth in any subscription agreement, which we will file with the SEC in connection with the issuance of the subscription rights, as well as any applicable subscription rights certificate and the terms of the securities to which the subscription rights relate. You should carefully consider the actual provisions of these documents.

The subscription rights may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any offering of subscription rights will include specific terms relating to the offering, including:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

•	the number of subscription rights to be offered to each stockholder;

•	the number and terms of the shares of common stock or preferred stock which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	the dates on which the right to exercise the subscription rights will commence and expire;

•
the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed;

•	if applicable, the material terms of any standby underwriting or purchase arrangement that we may enter into in connection with the offering of subscription rights; and

•	other terms of the subscription rights, including the procedures and limitations relating to the exchange and exercise of the subscription rights.

If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any subscription rights offered under this prospectus will also be described in the applicable prospectus supplement.

Description of Stock Purchase Contracts

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, shares of common stock or other securities at a future date or dates. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the stock purchase contracts, which we will file with the SEC in connection with the issuance of the stock purchase contracts, and the terms of the securities to which the stock purchase contracts relate. You should carefully consider the actual provisions of the stock purchase contracts.

The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or require such holders to make periodic payments to us, and such payments by us may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. Specific terms of the stock purchase contracts will be stated in the applicable prospectus supplement.

If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any stock purchase contracts offered under this prospectus will also be described in the applicable prospectus supplement.

Description of Units

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, units comprised of two or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

Specific terms of the units and any related unit agreement, including, among others, the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and whether the units will be issued in fully registered or global form, will be stated in the applicable prospectus supplement. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the units and any related unit agreement, which we will file with the SEC in connection with the issuance of the units, and the terms of the securities that comprise the units. You should carefully consider the actual provisions of the units and any related unit agreement.

If necessary, any material U.S. federal income tax consequences and other special considerations with respect to any units offered under this prospectus will also be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time by one or more of the following methods, or any combination thereof, or through any other method permitted by law: to or through underwriters, brokers or dealers, with or without an underwriting syndicate, for them to offer and sell to the public; directly to one or more purchasers in negotiated purchases or in competitively bid transactions; through designated agents; directly to holders of warrants exercisable for our securities upon the exercise of warrants; or through a combination of any of these methods of sale. We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering, including the name or names of any underwriters, dealers or agents and the types and amounts of securities underwritten or purchased by each of them; the public offering price of the securities and the proceeds to us; any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation; any discounts, commissions or concessions allowed or reallowed or paid to underwriters, agents or dealers; any securities exchange or market on which the securities may be listed; and any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions: at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise; at prices related to the prevailing market prices; or at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

We may issue to our existing security holders, through a dividend or similar distribution, subscription rights to purchase shares of our common stock or preferred stock, which may or may not be transferable. In any distribution of subscription rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. The applicable prospectus supplement will describe the specific terms of any offering of our common stock or preferred stock through the issuance of subscription rights, including, if applicable, the material terms of any standby underwriting or purchase arrangement.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on The NASDAQ Capital Market. We may elect to list any series of preferred stock or other securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. Only underwriters that we have named in the prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

If we use dealers in the sale of securities, we may sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents will be involved. The terms of these sales will be described in the applicable prospectus supplement. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may authorize underwriters, dealers, or agents to solicit offers by certain types of institutional investors to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, over-allotment, stabilizing transactions and purchases to cover positions created by short sales and penalty bids. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system (if the securities are listed on an exchange or admitted for trading on an automated quotation system), in the over-the-counter market or otherwise.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

LEGAL MATTERS

Except as otherwise provided in any prospectus supplement, the validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Katten Muchin Rosenman LLP, New York, New York. If legal matters in connection with any offering made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PART II
Information Not Required In Prospectus

Item 14. Other Expenses of Issuances and Distribution.

The following table sets forth those expenses to be incurred by Rand Logistics, Inc. in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates.

SEC registration fee	$8,715

Printing, engraving, and postage expenses	(1)

Legal fees and expenses	(1)

Trustee fees and expenses	(1)

Accounting fees and expenses	(1)

Miscellaneous expenses	(1)

Total	(1)

(1)
These expenses are not presently known and cannot be estimated at this time as they are based upon the amount and type of security being offered, as well as the number of offerings. The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

The Registrant’s amended and restated certificate of incorporation  provides that to the extent permitted by the Delaware General Corporation Law, or the DGCL, directors of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s  duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derives an improper personal benefit.

Section 145 of the DGCL empowers a Delaware corporation to indemnity its officers and directors and specific other persons to the extent and under the circumstances set forth therein.

The Registrant’s second amended and restated bylaws provide that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person against expenses (including attorney’s  fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection  with any threatened, pending or completed legal proceedings in which such person is involved by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant (or serving in any such capacity with another business organization at the request of the Registrant) if he or she acted in good faith and in a manner that he or she reasonably  believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. If the legal proceeding, however, is by or in the right of the Registrant, such director, officer, employee or agent may not be indemnified in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to the Registrant unless a court determines otherwise.

The Registrant maintains insurance policies that insure its directors and officers against damages arising out of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as officers and directors.

Item 16.   Exhibits.

Exhibit Number	Exhibit Description
1.1	Form of Underwriting Agreement**
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to our current report on Form 8-K filed March 9, 2006)
4.2	Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to our current report on Form 8-K filed on August 10, 2006)
4.3	Second Amended and Restated Bylaws, adopted December 12, 2007 (incorporated by reference to Exhibit 3.1 to our current report on Form 8-K filed December 17, 2007)
4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form S-1 (File No. 333-117051))
4.5	Form of Indenture for Senior Debt Securities*
4.6	Form of Indenture for Subordinated Debt Securities*
4.7	Form of Deposit Agreement**
4.8	Form of Warrant Agreement, including form of Warrant Certificate**
4.9	Form of Subscription Agreement, including form of Subscription Rights Certificate**
4.10	Form of Stock Purchase Contract**
4.11	Form of Unit Agreement**
5.1	Opinion of Katten Muchin Rosenman LLP*
12.1	Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends*
23.1	Consent of Grant Thornton LLP*
23.2	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on the signature page hereto).
25.1	Form T-1 Statement of Eligibility of the Trustee for the Indenture for Senior Debt Securities under the Trust Indenture Act of 1939***

*	Filed herewith
**	If applicable, to be filed by an amendment to the Registration Statement or by a Current Report on Form 8-K and incorporated by reference herein.
***	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.    Undertakings

(a) The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement;

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of this Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing information required by Section 10(a) of the Securities Act shall be deemed to be a part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or a prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(iii)
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 21st day of November, 2014.

RAND LOGISTICS, INC.

By:	/s/ Edward Levy
Edward Levy
Chief Executive Officer (principal executive officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Edward Levy and Laurence S. Levy, and each of them severally, acting alone and without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Edward Levy
Edward Levy	Chief Executive Officer (principal executive officer)	November 21, 2014

/s/ Joseph W. McHugh, Jr.
Joseph W. McHugh, Jr.	Chief Financial Officer (principal financial and accounting officer)	November 21, 2014

/s/ Laurence S. Levy
Laurence S. Levy	Director	November 21, 2014

/s/ Scott Bravener
Scott Bravener	Director	November 21, 2014

/s/ H. Cabot Lodge III
H. Cabot Lodge III	Director	November 21, 2014

/s/ Michael D. Lundin
Michael D. Lundin	Director	November 21, 2014

/s/ John Binion
John Binion	Director	November 21, 2014

INDEX TO EXHIBITS

Item 16.    Exhibits.

Exhibit Number	Exhibit Description
1.1	Form of Underwriting Agreement**
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to our current report on Form 8-K filed March 9, 2006)
4.2	Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to our current report on Form 8-K filed on August 10, 2006)
4.3	Second Amended and Restated Bylaws, adopted December 12, 2007 (incorporated by reference to Exhibit 3.1 to our current report on Form 8-K filed December 17, 2007)
4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form S-1 (File No. 333-117051))
4.5	Form of Indenture for Senior Debt Securities*
4.6	Form of Indenture for Subordinated Debt Securities*
4.7	Form of Deposit Agreement**
4.8	Form of Warrant Agreement, including form of Warrant Certificate**
4.9	Form of Subscription Agreement, including form of Subscription Rights Certificate**
4.10	Form of Stock Purchase Contract**
4.11	Form of Unit Agreement**
5.1	Opinion of Katten Muchin Rosenman LLP*
12.1	Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends*
23.1	Consent of Grant Thornton LLP*
23.2	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on the signature page hereto).
25.1	Form T-1 Statement of Eligibility of the Trustee for the Indenture for Senior Debt Securities under the Trust Indenture Act of 1939***

*	Filed herewith
**	If applicable, to be filed by an amendment to the Registration Statement or by a Current Report on Form 8-K and incorporated by reference herein.
***	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.